This Memorandum is BY and BETWEEN

RRUN Ventures Network Inc. (RRUN)
having office at 4th floor 62 w. 8th Ave Vancouver, BC V5Y 1M7

And;

Pavel Bains (PB) having residence at #9351 Granville St Richmond, BC V6Y 1P9.

Whereas this Memorandum outlines the understanding of the parties of the following terms and conditions of Service between RRUN and PB,

1) Role and Scope of Work PB will act as an officer and director and provide exclusive services for RRUN and for select RRUN subsidiaries. See Schedule
A for details

2)   Term & Compensation

     a) TERM: Starting on January 1, 2002 for a term of 5 years.

     b) Cash Compensation. $5,000 USD /month ($60,000 USD/year).

     c) Annual Cash Compensation will be reviewed every year of the Term. PB will be employed and paid Cash Compensation as a staff contractor, whereby the cash compensation will be invoiced and paid monthly, both parties will have the right at anytime to pay Cash compensation as a salaried employee, neither party will unreasonably withhold the exercising of such right. PB will have the right to receive additional
        Cash Compensation from RRUN subsidiaries/ventures that PB is contributing significant services.

     d) Bonus Cash Compensation: RRUN agrees to pay a Bonus Compensation in the amount of $48,000 USD for the signing of this agreement and commitment of service to RRUN. PB agrees there will be no specific terms of payment and any unpaid balance will bear no interest. PB will have the right to convert any portion of the unpaid balance of the
        Bonus Compensation to common stock of RRUN or its RAHX, inc.
        subsidiary.

     d) Stock Compensation (SCHEDULE B) - PB will have the right to receive stock compensation in addition to Cash Compensation for the services listed in Schedule A. This Stock Compensation will be granted to PB from time to time as per approval of the Board of Directors of RRUN.
        See Schedule B for stock options & stock grant details.

     e) Additional Bonus - PB will have the right to earn additional bonuses from RRUN or any of its subsidiaries/ventures. The type of bonuses will be of the following nature:

        a) Additional Cash Compensation based on To Be Determined (TBD)
           milestones

        b) Additional Stock Compensation (Stock Options or Grants) based on TBD milestones

        c) Additional Stock Options on TBD milestones No bonuses will be payable until the specific bonus terms are determined and
           approved by the board and subsequently earned by PB.

     f) Termination Terms

        a) Notice Terms - If RRUN terminates this memorandum it must give PB
           60 days written notice. IF PB terminates this memorandum it must give RRUN 90 days written notice.

        b) Termination Provisions - If PB is terminated the following provisions will take effect:

                - All outstanding invoices or salaries for PB will become due and payable immediately

                - All outstanding Loans from PB are due and payable immediately

                - PB will have the right to convert any outstanding invoices, salaries, loans payable or other income payable to common
                  stock @ reasonable discount to market price with demand
                  registration rights

               -  All unvested options will be vested immediately

               -  RRUN will have the right to offer a buy out of PB's equity position, convertible rights

3) Both parties understand that this Memorandum provides the basis for a long-form agreement to be completed within 90 days of the signing of this memorandum.

4) In the case the long form contract is not fully executed before the end of
90 days as per clause 3 above the 90 day period will automatically be renewed to afford time to complete the agreement.

5) This memorandum and any subsequent long-form agreement are subject to approval by the Board of Directors of RRUN.

6) This memorandum once approved by the Board of Directors of RRUN will be binding upon both parties until replaced by the aforementioned long form agreement.

Agreed and Accepted on this 1st day of January, 2002.

 /s/ Ray A. Hawkins                    /s/ Pavel Bains
-------------------------------------  -----------------------------------------
     RRUN Ventures Network Inc             Pavel Bains
     Authorized Signatory

Schedule A

Role and Scope of Work
|X|      ROLE #1 - VP Entertainment Ventures.
        o        Oversee all entertainment related businesses
        o        Responsible for operational and financial initiatives.
|X|      ROLE #2  - Venture Development and Finance
        o        Identify new business opportunities and build them to
                 operational status
        o        Identify and create capital structures and financial strategies
        o        Develop investment strategies

Schedule B

Stock Options

100,000 Stock Options in RRUN Ventures Network at $0.50 per share.
|X|      50% within the 1st year,
|X|      and evenly every 6 months for years 2 & 3.